UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5         Other Events

On July 10, 2001, Imagis Technologies Inc. ("Imagis"), a global independent software developer of biometric solutions, announced that with its business partner, ORION Scientific Systems, have been chosen to provide an integrated imaging-based law enforcement solution to the Huntington Beach Police Department in California. IMAGIS will provide a completely integrated law enforcement suite including the CABS Computerized Arrest and Booking system, ID-2000 Facial Recognition Software, Regional Data-Sharing, and CABS Cruiser for wireless transmission of record and image information to patrol cars.

Item 7     Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated July 10, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: July 25, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued July 10, 2001